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                                       NUMBER THREE (3)

                                            OPTION

        In the City of San Juan, Puerto Rico, this fifth (5th) day of May, nineteen hundred ninety five (1995).

                                           BEFORE ME

                                     SILVESTRE M. MIRANDA

        Attorney-At-Law and Notary in and for the Commonwealth of Puerto Rico with offices and residence located in San Juan, Puerto Rico.

                                            APPEARS

        AS PARTY OF THE FIRST PART: POSADAS DE PUERTO RICO ASSOCIATES INCORPORATED, taxpayer number 66-040-1424, a Delaware corporation duly authorized to do business in Puerto Rico, (hereinafter referred to as the "Optionee"), represented in this act by its Assistant Treasurer, MANUEL PEREDO LARA, Social Security Number ###-##-####, of legal age, married, executive and resident of San Juan, Puerto Rico, who agrees to show evidence that he has been authorized to appear on behalf and in representation of Optionee whenever and wherever so required and

        AS PARTY OF THE SECOND PART: POSADAS DE FLAMBOYAN ASSOCIATES L.P., a limited partnership organized under the laws of the State of New York (hereinafter referred to as the "Optionor"), representered herein by its Managing Partner, Marco Industrial, Inc., a Delaware corporation duly authorized to do business in the Commonwealth of Puerto Rico, taxpayer number 66-037-3092, represented herein by its General Partner, Marco Industrial, Inc., a New York corporation duly authorized to do business in Puerto Rico, taxpayer








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number  13-2922304,  represented by its Vice President,  STEVEN KOFFMAN,  Social
Security Number ###-##-####, of legal age, single, and resident of San Juan, Puerto Rico, who agrees to show evidence that he has been authorized to appear on behalf and in representation of Optionor whenever and whereever so required.

        I, the Notary, certify that I personally know the appearing parties as through their statements also test to their age, civil status, professions and residence. The appearing parties assure me that they have the legal capacity for the execution of the present document and nothing to the contrary being known to me, the appearing parties freely

                                      STATE

        FIRST: The Optionor is the owner of record, with valid good and marketable fee simple title ("pleno dominio") of the property described in the Spanish language as follows (the "Property"):

        "URBANA: Parcela de terreno situada en sitio denominado El Condado de la Seccion Norte del Barrio de Santurce de la Ciudad de San Juan, Puerto Rico, con un area superficial de CUATRO MIL SETECIENTOS SETENTA Y OCHO METROS CUADRADOS CON SEIS MIL CUATROCIENTOS TREINTA Y DOS DIEZ MILESIMAS DE METRO CUADRADO (4,778.6432 m.c.), en lindes por el NORTE, en una distancia de Ochenta y Dos punto Cincuenta Metros (82.50 m.), que es su frente, con la Avenida Las Nereidas antes, hoy denominada Avenido Doctor Ashford; por el SUR, que es su fondo, en linea irregular y con una distancia total de Noventa y Siete punto Sesenta y Nueve metros (97.69 m.), con la Ensenada o Laguna del Condado; por el OESTE, con terrenos propiedad de Behn Brothers, en una distancia de Cuarenta y Cuatro punto Ochenta y Ocho metros (44.88 m.); y por el ESTE en una distancia de Sesenta y Uno punto Sesenta y Dos metros (61.62 m.), con terrenos de la Sucesion de Francisco Maria Franceschi, antes, luego propiedad de Jack's Beach Resort, Inc.

        Enclava un edificio de varias plantas dedicado a hotel y se conoce como Hotel Flamboyan."

        SECOND: TITLE: The Optionor acquired the Property from the Puerto Rico Tourism Company pursuant to the terms of Deed Number One (1), executed at San Juan, Puerto Rico,


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on September  nineteen (19),  nineteen seventy seven (1977) before Notary Public
Santiago C. Soler Favale, and clarified Deed Number One (1) executed on January thirty first (31st), nineteen seventy eight (1978) before Notary Public Carlos Santos Correa, recorded at page seventy six (76) of volume six hundred and fifty six (656) of Santurce North, property number seventeen thousand two hundred eighty six (17,286), fourth (4th) inscription.

        THIRD: LIENS AND ENCUMBRANCES: The Property is subject to the following liens and encumbrances:

               One: Mortgage in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000.00), securing a series of three (3) mortgages notes payable to the bearer, in the amounts of One Million Seven Hundred Thousand Dollars ($1,700,000.00), One Million Dollars ($1,000,000.00) and Five Hundred Thousand Dollars ($500,000.00), respectively, constituted by Deed Number Sixty Two (62) executed at San Juan, Puerto Rico on September nineteen (19) nineteen seventy seven (1977) before Notary Public Alfredo Martinez Alvarez and clarified by Deed Number Four (4), executed at San Juan, Puerto Rico on January thirty (30), nineteen seventy eight (1978), before the same Notary Public, recorded at page seventy three (73), of volume six hundred fifty six (656), North Section of Santurce, Property number seventeen thousand two hundred and eighty six (17,286), (hereinafter, the "Existing Mortgage").

               Two: Mortgage in the principal amount of One Million Dollars ($1,000,000.00) securing a mortgage note payable to the order of The Puerto Rico Development Fund on demand, constituted pursuant to the terms of Deed Number Two
(2), executed at San Juan, Puerto Rico, on February second (2nd), nineteen seventy eight (1978) before Notary Public Carlos Santos Correa, recorded at page two hundred ninety three (293) of volume seven hundred


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sixty eight (768) of Santurce  Norte,  Property  number  seventeen  thousand two hundred and eighty six (17,286).

               Three: Lease in favor of Posadas de Puerto Rico Associates, Inc. (d/b/a Condado Holiday Inn), for a term of ten (10) years, commencing on October first (1st), nineteen eighty three (1983) and ending on September thirty (30), nineteen ninety three, renewable for ten and a half (10 1/2) additional years, expiring on March thirty first (31st), two thousand and four (2004) and renewable for four and half (4 1/2) additional years expiring on September thirty (30) two thousand and eight (2008), constituted pursuant to Deed number fifteen (15), executed at San Juan, Puerto Rico, on September twenty third (23) nineteen eighty three (1983), before Notary Public Eugenio Otera Silva, recorded at page two hundred ninety four (294) of volume seven hundred sixty eight (768) of Santurce Norte, Property number seventeen thousand two hundred and eighty six (17,286).

               Four: Leasehold Mortgage in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) securing a note payable to Scotiabank de Puerto Rico or its order, constituted pursuant to Deed Number Four Hundred Sixty Three (463), executed at San Juan, Puerto Rico on August thirty
(30) nineteen eighty eight (1988) before Notary Public Roberto L. Cordova, recorded at page two hundred ninety six (296) of volume seven hundred sixty eight (768) of Santurce Norte, Property number seventeen thousand two hundred and eighty six (17,286).

               Five: Mortgage in the principal amount of Five Million Dollars ($5,000,000.00) securing a promissory note in favor of American Express Bank Limited constituted pursuant to Deed of protocolization Number Twenty Five (25) executed in San Juan, Puerto Rico on August


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twenty third  (23rd),  nineteen  ninety one (1991)  before Notary Public Enel M.
Perez Montes, modified pursuant to Deeds Numbers eleven (11), executed in San Juan, Puerto Rico, on August twenty fourth (24th) nineteen ninety two (1992) before Notary Public Pablo L. Dardet and Deed Number Seven (7) executed in San Juan, Puerto Rico, on April twenty first (21st), nineteen ninety four (1994) before Notary Public Pablo L. Dardet. This mortgage is pending recording at entry four hundred sixty five (465) of Book of Daily Entries eight hundred and twelve (812) and the modifications thereto pending recording at entries two hundred ninety four (294) and five hundred thirty eight (538) of book of daily entries eight hundred twenty three (823) and eight hundred forty two (842), respectively.

               Six: Mortgage securing a note payable to Scotiabank de Puerto Rico in the principal sum of Five Million Dollars ($5,000,000.00) plus interest at ten percent (10%) per annum, constituted pursuant to the terms of Deed of Mortgage Number Two (2), executed on May fifth (5th), nineteen hundred ninety five (1995), before Notary Public Thelma Rivera Laboy, pending recording (the "Scotiabank Mortgage").

               The Optionor warrants and represents that concurrently with the execution of this deed it will cancel the mortgages described in Sub-sections Two (2) and Five (5).

               FOURTH: GRANT OF OPTION; OPTION PRICE: The Optionor hereby grants to the Optionee an exclusive option (the "Option") to purchase the Property subject and pursuant to the terms set forth in this Deed, for a purchase price of FIVE MILLION DOLLARS ($5,000,000.00) (the "Purchase Price"). This Option is being granted in consideration of certain consents and other accommodations being made by Optionee in connection with that certain loan agreement dated May fifth (5th), nineteen hundred ninety five (1995) (the "Loan Agreement")


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between Optionor and Scotiabank de Puerto Rico ("Scotiabank") and the Scotiabank
Mortgage, which secures a mortgage note payable to the order of Scotiabank in the principal sum of Five Million Dollars ($5,000,000.00) plus interest at a rate of ten percent (10%) per annum (the foregoing documents and instruments, together with all documents and instruments executed in connection therewith are referred to herein as the "Scotiabank Loan Documents"). This Option shall expire upon the earlier to occur of (i) payment in full and release of the Scotiabank Mortgage or (ii) the subordination of the Scotiabank Mortgage to the Lease or
(iii) Optionee or its successors and assigns shall cease to be lessee of the Property.

        FIFTH: OPTION PERIOD: In the event that a default shall occur under any of the Scotiabank Loan Documents, this Option shall become immediately exercisable and shall remain exercisable for a period of sixty (60) days (the "Option Period").

               SIXTH: EXERCISE OF OPTION: The Option may be exercised by the Optionee by giving written notice to the Optionor during the Option Period of its election to exercise the Option. After the Option has been so exercised, Optionee shall specify a closing date, which shall not be later than sixty (60) days after the date of exercise of the Option. At the closing, Optionor shall convey good and marketable title to the Property to Optionee or its designee, free of all liens, claims and encumbrances other than those of Optionee, by deed of purchase sale, subject only to real estate taxes not yet due and payable; and Optionee shall pay the full Purchase Price by certified or official bank check(s) or by wire transfer. The adjustment of real estate taxes and other customary matters shall be made in accordance with local custom. Optionee shall have the right to pay and apply the Purchase Price directly to the holders of the Existing Mortgage and the Scotiabank Mortgage.


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        SEVENTH:   REPRESENTATION   AND  CONVENTS  OF  OPTIONOR:   The  Optionor
represents and warrants as follows:

                      (a) Prior to the expiration of this Option, the Optionor will not incur any additional indebtedness, or encumber, transfer, convey, or enter into any lease with respect to all or any portion of, or any interest in, the Property except with Optionee.

                      (b) The Optionor shall not (i) without the prior written consent of the Optionee, which shall not be unreasonably withheld, change the present zoning classification of the Property or (ii) cause or knowingly permit to be placed on occur on the Property any hazardous waste, toxic spill or other environmental contamination.

                      (c) In the event Optionor does not within the five years immediately following the date of this deed pay in full and release the Scotiabank Mortgage or obtain the subordination of the Scotiabank Mortgage to the Lease; and the Optionee or its successors and assignor continue to be the lessee of the Property, then Optionor shall cause at its cost and expense, the refiling of this deed for recording in the Registry of the Property, First Section of San Juan.

                      EIGHTH: OPTION PRICE: For recording purposes only, the parties agree that this option is extended for a consideration of One Thousand Dollars ($1,000.00).

                      NINTH: RECORDING OF OPTION: Optionor shall promptly record this Option at its expense in the proper registry.

                      TENTH: GENERAL PROVISIONS:

                      A. This Option shall be binding upon and inure to the benefit of Optionor and Optionee and their respective successors and assigns.


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                      B. This Option  Agreement may not be modified,  amended or terminated nor may any provision hereof be waived except by a writing signed by the party against whom such amendment, modification, termination or waiver is to be enforced.

                      C. This Option Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico.

                                   ACCEPTANCE

               I, the Notary, do hereby certify that I advised the appearing parties of the legal effect of the present deed, who waived their right to have attesting witnesses in this instrument, after having duly advised them of such right.

               I, the Notary, also certify and attest that this document was read by the parties and having found it in accordance with their wishes and instructions they approve and ratify the contents thereof and sign before me after placing their initials on each and every page of the original of this deed.

               I, the Notary, also certify and attest that the appearing parties and I know and fully understand the English language and I attest as to my personal knowledge of the persons appearing herein and to their personal qualifications.

               TO ALL OF WHICH, under my signature, sign and seal, signing and sealing the same according to law, I, the undersigned Notary, ATTEST.

        /s/
        /s/
        /s/


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SCOTIABANK
SCOTIABANK DE PUERTO RICO

Commercial Banking - Plaza Scotiabank, Hato Rey Branch, 2
PO Box 362649, San Juan PR 00936-2649

                                  May 5, 1995

Posadas de Puerto Rico Associates, Inc.
c/o Williams Hospitality Group, Inc.
187 East Isla Verde Road
Isla Verde, Puerto Rico 00913

Gentlemen:

      Reference is made to that certain credit agreement dated May 5, 1995 (the "Credit Agreement") between Scotiabank de Puerto Rico ("Scotiabank") and Posadas de Flamboyan Associates, L.P. Capitalized terms as used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Credit Agreement.

      In connection with the entry into the Credit Agreement and other Loan Documents, Scotiabank has requested that you ("Posadas") consent to the assignment by the borrower to Scotiabank, as collateral security, of the Lease Agreement constituted by virtue of Deed No. 15 of September 23, 1983 before Notary Public Eugenio Otero Silva, as amended (the "Lease") and any monies due or to become due thereunder and to subordinate the Lease to the lien of Scotiabank under the Mortgage constituted by deed number 2 executed on the 5th day of May, 1995 before Notary Public Thelma Rivera Laboy (the "Scotiabank Mortgage").

      Scotiabank also acknowledges that it is the owner of that certain leasehold mortgage (the "Leasehold Mortgage") with respect to the Lease to secure a mortgage note for the principal sum of $5,500,000 payable to Scotiabank, constituted by virtue of deed number 463, executed in San Juan on August 30, 1988 before Notary Public Robert L. Cordova.

      Scotiabank also acknowledges that it has been advised that in consideration of certain concessions being made by Posadas in connection with the Credit Agreement, the Borrower is granting to Posadas an option (the "Option") to purchase the Property for $5 million in the event that there is a default under the Credit Agreement or other Loan Documents.

      In consideration for Posadas consenting to the subordination of the Lease to the Scotiabank Mortgage, Scotiabank hereby agrees to give to Posadas a copy of any and all notices




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Posadas de Puerto Rico Associates, Inc
May 5, 1995
Page -2-


sent to the Borrower under the Loan Documents, including, without limitation, the notice to the Borrower under Section 10.2 of the Credit Agreement.

      In addition, Scotiabank agrees that for a period of thirty (30) days following the occurrence of an Event of Default, other than an Event of Default under Section 10.1(a) or 10.1(f) (as it relates to Borrower) of the Credit Agreement, Scotiabank shall not commence proceedings to foreclose the Scotiabank Mortgage or otherwise interfere with Posadas' possession of the Property under the Lease. If Posadas shall notify Scotiabank in writing during such 30 day period that Posadas has exercised the Option, then Scotiabank shall not, for a period of 60 days from its receipt of such notice, commence proceedings to foreclose the Scotiabank Mortgage or otherwise interfere with Posadas' possession of the Property under the Lease. The obligation of Scotiabank as aforesaid is expressly conditioned upon the continued payment of rent by Posadas on a current basis as required by the Lease. If at any time during the first 30 day period or during the second 60 day period, any monetary defaults under the Lease shall have occurred and are not cured, then Scotiabank will be entitled to proceed with any and all of its available remedies under the Credit Agreement, other Loan Documents or applicable law, including commencement of foreclosure proceedings. Nothing herein is intended to limit or prevent Scotiabank from giving any notice under Section 10.2 of the Credit Agreement or from pursuing any other remedies which may be available to it.

      Scotiabank's agreement to delay commencement of foreclosure proceedings is intended to afford Posadas an opportunity to exercise the Option and after such exercise, to close the purchase of the Property and apply the purchase price to payment of the indebtedness under the Credit Agreement.

      Scotiabank, as owner of the Leasehold Mortgage, hereby notifies Posadas, pursuant to Section SEVENTH: (c) of the Leasehold Mortgage, that Posadas shall not continue paying, when due, the principal amortization payments plus interest to the holders of the notes securing the Existing Mortgages but shall instead pay the full amount of the rent under the Lease to Scotiabank to be credited, to Borrower's obligations under the Credit Agreement, as required pursuant to the Assignment of lease. In addition, Scotiabank, as holder of the Leasehold Mortgage, pursuant to Section EIGHT of the Leasehold Mortgage, hereby consents to the execution and delivery by Posadas of all consents, deeds, documents and instruments being executed by Posadas in connection with the Credit Agreement.

      If the foregoing is in accordance with your agreement and understanding, please execute a copy of this letter below under the words "Accepted and Agreed To" and return it to the




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Posadas de Puerto Rico Associates, Inc
May 5, 1995
Page -3-


undersigned.

                                             Very truly yours,

                                             SCOTIABANK DE PUERTO RICO

                                             By:   /s/
                                                -------------------------------
                                                         Nestor Vale

ACCEPTED AND AGREED TO:

POSADAS DE PUERTO RICO ASSOCIATES, INC.

By:
   ------------------------------------






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